Exhibit 99.1

SurgiCare Announces Filing of Definitive Proxy Materials and Date for Special Meeting of Stockholders

     HOUSTON--(BUSINESS WIRE)--Sept. 13, 2004--SurgiCare Inc. (AMEX:SRG), a Houston-based ambulatory surgery company, announced that it has filed definitive proxy materials with the Securities and Exchange Commission (which may be reviewed at the Web site maintained by the SEC at http://www.sec.gov) relating to a meeting of stockholders on Oct. 6, 2004, beginning at 5:30 p.m. Central Daylight Time at the principal office of SurgiCare Inc. (the "Company") located at 10700 Richmond Avenue, Suite 300, Houston, Texas 77042. The shareholders of record as of Sept. 10, 2004 have the right to vote at the meeting.
     At the meeting, stockholders will consider whether to restructure the Company in a series of transactions that will result in a change of control of the Company through the acquisition of three new businesses and issuance of new equity securities for cash, a portion of which will be used to pay indebtedness owed by SurgiCare and one of the acquired businesses to a subsidiary of the investor. Stockholders will also consider whether to approve a reverse stock split and change SurgiCare Inc.'s name to Orion HealthCorp Inc. The Company's board of directors has approved all of these actions and recommends that the stockholders approve them.
     Stockholders are urged to read carefully the definitive proxy materials including all exhibits thereto. The definitive proxy materials contain important information regarding SurgiCare, the three businesses to be acquired (Integrated Physician Solutions Inc., Dennis Cain Physician Solutions, Ltd. and Medical Billing Services Inc.), the proposed transactions, the persons soliciting proxies relating to the proposed transactions, their interests in the proposed transactions and other related matters.
     "I would like to thank the stockholders and physician partners for their support during this long and arduous process of restructuring SurgiCare," commented Keith G. LeBlanc, chief executive officer. "With the potential of this merger, the Company will stand poised to have a significant impact on outpatient healthcare delivery. We look forward to a phase of consistent and strategic growth."

     Information About Forward-Looking Statements

     Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
     The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of SurgiCare and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results and the consummation of the transactions described herein, including, without limitation, SurgiCare's ability to refinance its debt and other accounts payable; the results of various parties' due diligence investigations; the occurrence of any material adverse change affecting any of the parties prior to closing; a worsening of SurgiCare's business or financial condition; a decline in the price of SurgiCare's common stock, which could affect the percentages to be held by the parties following the closing; receipt of the necessary approval of stockholders and regulatory authorities; and those specific risks that are discussed in SurgiCare's previously filed Annual Report on Form 10-KSB for the fiscal year ended Dec. 31, 2003.
     SurgiCare undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

     CONTACT: SurgiCare Inc., Houston
              Keith LeBlanc, 713-973-6675 or toll free 866-821-5200
              www.surgicareinc.com